Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2013 Financial Results

TYSONS CORNER, Va., July 29, 2013 – MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended June 30, 2013 (the second quarter of its 2013 fiscal year).

Second quarter 2013 revenues were $137.9 million versus $135.3 million for the second quarter of 2012, a 2% increase. Product licenses revenues for the second quarter of 2013 were $30.6 million versus $31.9 million for the second quarter of 2012, a 4% decrease. Product support and other services revenues for the second quarter of 2013 were $107.3 million versus $103.4 million for the second quarter of 2012, a 4% increase.

Operating expenses for the second quarter of 2013 were $103.5 million versus $90.8 million for the second quarter of 2012, a 14% increase. During the second quarter of 2013, MicroStrategy capitalized $1.7 million in software development costs as compared to $5.1 million in software development costs capitalized during the second quarter of 2012.

Net loss for the second quarter of 2013 was $1.6 million, or ($0.14) per share on a diluted basis, as compared to net income of $7.3 million, or $0.65 per share on a diluted basis, for the second quarter of 2012.

As of June 30, 2013, MicroStrategy had cash and cash equivalents and short-term investments, excluding those held-for-sale, of $317.8 million versus $223.1 million as of December 31, 2012, an increase of $94.7 million. As of June 30, 2013, MicroStrategy had 9,073,710 shares of class A common stock and 2,227,327 shares of class B common stock outstanding.

Europe’s Leading TV Channel, TF1, Integrates MicroStrategy Solution with SAP NetWeaver® Business Warehouse Application

In May 2013, MicroStrategy announced that TF1, the largest European private TV channel, owned by the Paris, France-based TF1 Group of media companies, is using the MicroStrategy Business Intelligence Platform™ to effectively analyze its Human Resources data stored in the SAP NetWeaver® Business Warehouse (SAP NetWeaver BW) application. SAP NetWeaver BW on the SAP HANA platform is SAP’s strategic enterprise data warehouse.

In addition, MicroStrategy announced that it has joined the SAP PartnerEdge® program as a software solution and technology partner. Through the program, partners work closely with SAP to develop and certify the technical integration of their solutions with SAP software. MicroStrategy 9.0 is currently certified by SAP for integration with the SAP NetWeaver technology platform.

MicroStrategy Express Selected as Finalist in 2013 American Business AwardsSM

In June 2013, MicroStrategy Express™ was recognized as a finalist in five separate categories for Best New Product or Service of the Year in The 2013 American Business Awards. The Stevie® Awards, as they are commonly known, are the nation’s premier business awards, recognizing achievements by public, private, for profit, and non-profit organizations in a number of categories.

MicroStrategy Express is a Software-as-a-Service (SaaS) solution designed to help business people instantly access data, explore it visually, and easily share insights with others. Express, available as a free trial, delivers the best of both worlds by combining the agility and simplicity of SaaS with the analytical depth and scalability of a world-class enterprise business intelligence (BI) platform. To learn more, visit www.microstrategy.com/express.

MicroStrategy Showcases its Platforms for Analytics, Mobile, Identity, and Loyalty at MicroStrategy World 2013

MicroStrategy held its global customer conference, MicroStrategy World 2013, July 8-11, 2013 at the Barcelona International Convention Center (CCIB). The four-day event showcased MicroStrategy’s leading enterprise software platforms, including its analytics platform that supports enterprise BI, visual data discovery, Big Data, and advanced and predictive analytics, and is available as a mobile, cloud or on-premises solution.

At the conference, the Company also highlighted exciting new features within the MicroStrategy Mobile Platform™, which hundreds of enterprises use to build compelling mobile apps for tablets and smartphones. The event included keynote presentations by leading companies such as Facebook, Wells Fargo, Adobe, Gucci, and Yahoo!. To view the Facebook testimonial by Guy Bayes, head of Enterprise BI, please visit: http://microstrategy.wistia.com/medias/njlx9jklvx.

MicroStrategy Adds Cisco’s Unified Communications Rich Collaboration Capabilities to its MicroStrategy Mobile App Platform

At its MicroStrategy World conference, MicroStrategy unveiled a solution to further transform how people work. MicroStrategy’s Mobile App Platform™ now integrates with Cisco’s Unified Communications (UC) platform, providing real-time user presence, instant messaging, voice, and video-calling capabilities. MicroStrategy customers can now build custom business apps embedded with rich collaboration alongside their transactions, multimedia, and analytics. To view the MicroStrategy-Cisco UC integration in action, please visit: http://youtu.be/69HNPknfhEs.

“The MicroStrategy-Cisco technology partnership is a giant leap forward in business apps,” said Hugh Owen, Vice President of Mobile, MicroStrategy Incorporated. “Other mobile app platforms fail to provide seamlessly integrated, enterprise-grade video collaboration. The collaboration capability is brought up on top of the information-driven app without interrupting the user’s app experience or requiring a cross launch to a separate app. The user can pinch the video window to scale it to the user’s preference, or send it to the background without ending the call. It’s a tool for the business person of the future, available today.”

“We are extremely excited about the unique mobile collaboration solutions that we now can bring to market with MicroStrategy,” said Brian Dal Bello, General Manager of the Clients and Mobility Business Unit, Cisco. “The integration between MicroStrategy and Cisco technologies allows companies to integrate voice, video and instant messaging (IM) into any business app built on MicroStrategy’s Mobile App Platform.”

In addition, in recognition of MicroStrategy’s innovation and collaboration with Cisco to develop this compelling offering, Cisco awarded MicroStrategy with its “ISV Partner of the Year” award.

MicroStrategy Creates Mobile App Universe and Developer Academy

Also at MicroStrategy World, MicroStrategy announced two major initiatives – the MicroStrategy Mobile App Universe and the MicroStrategy Mobile App Developer Academy – that aid customers in building compelling mobile apps.

MicroStrategy launched the MicroStrategy Mobile App Universe to showcase numerous business app solutions available to customers, delivered directly by MicroStrategy Services or via its global technology partner network. An expansive ecosystem of MicroStrategy technology partners leverages the MicroStrategy Mobile App Platform™ to build compelling business apps based on rich domain expertise across many industries and functions.

To view the MicroStrategy Mobile App Universe, visit: http://www.microstrategy.com/mobile/app-universe. MicroStrategy technology partners who wish to learn more about the MicroStrategy Mobile App Universe, including how to submit app solutions for inclusion, please contact: AppUniverse@microstrategy.com.

In addition, MicroStrategy announced the MicroStrategy Mobile App Developer Academy, a collection of educational videos grouped in classes with corresponding certifications delivered in an iPad app that records the user’s completed courses and classes. The materials are built by the best MicroStrategy Mobile app developers in the world and arm potential MicroStrategy developers with the skills to build amazing business apps using MicroStrategy Mobile™. The videos and corresponding certifications are delivered by a new app, built and deployed by the MicroStrategy Mobile App Platform.

“When fully leveraged, apps built on the MicroStrategy Mobile App Platform can be revolutionary for businesses,” said Paul Zolfaghari, President, MicroStrategy Incorporated. “We feel strongly that the MicroStrategy Mobile App Developer Academy will give mobile developers the training they need to build business apps that enhance the way people work.”

To view a set of innovative companies who have built MicroStrategy Mobile powered apps, please visit: http://www.youtube.com/watch?v=clKiNpY76I0.

Examples of Customer Deals from Q2 2013

Alsea

Alsea is the largest restaurant operator in Latin America of global leading brands such as Domino’s Pizza, Starbucks, Burger King, Chili’s, California Pizza Kitchen, Pei Wei Asian Diner, and P.F. Chang’s China Bistro. After an extensive analysis of various BI platforms, Alsea chose MicroStrategy for its analytical strength, ease-of-use, self-service reporting, and single unified architecture. With MicroStrategy, more than 1,000 users across Operations, Finance, and Human Resources will have access to the full spectrum of analytics and dashboards to perform Sales, P&L, Supply Chain, and KPI’s analyses to share data insights faster than before and make informed business decisions.

eircom

Dublin, Ireland-based eircom is the principal provider of fixed-line and mobile telecommunications services in Ireland with approximately 2 million customers. eircom selected MicroStrategy to transform its Big Data across all business lines into intuitive dashboards and reports. MicroStrategy’s Analytics Platform will be deployed within eircom to enhance productivity, monitor trends and anomalies, and deliver significant time savings to its user community. MicroStrategy was chosen for its scalable enterprise Business Intelligence platform capable of delivering deep insight with interactive dashboards and superior analytics to large user populations through web browsers, mobile devices, and office applications.

Facileasing Fleet & Equipment

Mexico City-based Facileasing Fleet & Equipment, which belongs to the BBVA Group of companies, provides leasing solutions for vehicles, machinery, and equipment, as well as additional services for optimum management and operation. Facileasing Fleet & Equipment selected MicroStrategy to build BI applications for a broad range of functions, including finance, customer service, and operations. Facileasing Fleet & Equipment selected MicroStrategy for its ease-of-use, integrated platform, Web interface, and self-service infrastructure, which will help Facileasing Fleet & Equipment quickly address the reporting needs of its business.

HealthTrust

Founded in 1999, HealthTrust is one of the nation’s leading group purchasing and supply chain total cost management enterprises, representing over 1,400 hospitals and 11,000 non-acute care providers in the United States, Europe and China. HealthTrust chose MicroStrategy as its enterprise BI solution to advance its objective of providing an innovative customer experience rich with analytics that ensures providers have the most up-to-date information possible. By selecting MicroStrategy, HealthTrust also helps ensure the most cost-effective, quality-driven purchasing and supply chain decisions are made. MicroStrategy’s mobile capabilities and advanced visualization capabilities were also key considerations leading to the selection.

Reitan Servicehandel Sverige AB

Reitan Servicehandel Sverige AB is a subsidiary of Norwegian wholesaler and retailer The Reitan Group, which has approximately 3,900 7-Eleven, Narvesen, and Pressbyrån stores across Norway, Sweden, Denmark, Finland, Estonia, Latvia, and Lithuania. Reitan Servicehandel Sverige will develop several MicroStrategy mobile and web-based applications to monitor sales performance, analyze financial reporting, improve supply chain management, and align marketing campaigns. These applications will be rolled out to more than 500 7-Eleven and Pressbyrån stores in Sweden. Reitan Servicehandel selected MicroStrategy for its leading mobile app development platform, ease-of-use, innovative solutions in social analytics, and unique retail expertise.

Siam Makro Public Company Limited

Siam Makro Public Company Limited, operating under the Makro brand in Thailand, was established in 1988 with over 60 stores operating throughout the Greater Bangkok region and in the provinces. To maintain leadership in a competitive market, MicroStrategy will be used by management to analyze business performance and field-level activities. With financial budget and planning data included in the Makro Mobile BI application, management will be better equipped to attain performance variance analysis, gain rapid insights to current business operations, and undertake critical actions where required. MicroStrategy was chosen because of its ease-of-use and comprehensive features demanded by business users. The Makro Mobile BI application will be deployed on the Apple iOS platform.

Tsogo Sun

With a portfolio of over 95 hotels, and its headquarters based in Johannesburg, South Africa, Tsogo Sun (Ltd) is a premier gaming, hotel and entertainment group with operations in South Africa, Africa, the Seychelles, and the Middle East. Tsogo Sun selected MicroStrategy to build a risk management application and will also rely on the write-back capabilities of MicroStrategy Transaction Services to manage its risk processes across the enterprise to identify, manage, and turn risk into opportunities. MicroStrategy was chosen for its highly scalable BI platform, single metadata, advanced analytics capabilities, and easy to use zero-footprint web interface that will allow Tsogo Sun to turn risks into opportunities and maximize profitability.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide the most flexible, powerful, scalable and user-friendly platforms for analytics, mobile, identity and loyalty, offered either on premises or in the cloud.

The MicroStrategy Analytics Platform™ enables leading organizations to analyze vast amounts of data and distribute actionable business insight throughout the enterprise. Our analytics platform delivers reports and dashboards, and enables users to conduct ad hoc analysis and share their insights anywhere, anytime. The MicroStrategy Mobile App Platform™ lets organizations rapidly build information-rich applications that combine multimedia, transactions, analytics, and custom workflows. The MicroStrategy Identity Platform™ provides organizations the ability to develop a secure mobile app for identity and credentials. The MicroStrategy Loyalty Platform™ is a next-generation, mobile customer loyalty and engagement solution. To learn more about MicroStrategy, visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy Analytics Platform, MicroStrategy Mobile App Platform, MicroStrategy Identity Platform, and MicroStrategy Loyalty Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy Express; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$30,605	$31,890	$58,973	$69,343
Product support and other services	107,300	103,434	209,115	204,315

Total revenues	137,905	135,324	268,088	273,658

Cost of revenues
Product licenses	1,621	982	3,214	3,128
Product support and other services	34,825	33,078	69,133	66,662

Total cost of revenues	36,446	34,060	72,347	69,790

Gross profit	101,459	101,264	195,741	203,868

Operating expenses
Sales and marketing	52,686	48,693	103,400	103,834
Research and development	24,227	19,017	50,044	41,191
General and administrative	26,594	23,067	53,006	46,732

Total operating expenses	103,507	90,777	206,450	191,757

(Loss) income from continuing operations before financing and other (expense) income and income taxes	(2,048)	10,487	(10,709)	12,111

Financing and other (expense) income
Interest income, net	322	37	383	52
Other (expense) income, net	(419)	1,000	1,289	876

Total financing and other (expense) income	(97)	1,037	1,672	928

(Loss) income from continuing operations before income taxes	(2,145)	11,524	(9,037)	13,039
(Benefit) provision for income taxes	(592)	3,596	(2,293)	4,050

(Loss) income from continuing operations	(1,553)	7,928	(6,744)	8,989

Discontinued operations
Gain from sale of discontinued operations, net of tax provision ($0 and $0 and $37,548 and $0, respectively)	—	—	57,377	—
Loss from discontinued operations, net of tax benefit ($0 and $332 and $391 and $745, respectively)	—	(657)	(595)	(1,446)

Discontinued operations, net of tax	—	(657)	56,782	(1,446)

Net (loss) income	$(1,553)	$7,271	$50,038	$7,543

Basic (loss) earnings per share (1):
From continuing operations	$(0.14)	$0.73	$(0.60)	$0.83
From discontinued operations	—	(0.06)	5.03	(0.13)

Basic (loss) earnings per share	$(0.14)	$0.67	$4.43	$0.70

Weighted average shares outstanding used in computing basic (loss) earnings per share	11,301	10,875	11,298	10,841

Diluted (loss) earnings per share (1):
From continuing operations	$(0.14)	$0.71	$(0.60)	$0.81
From discontinued operations	—	(0.06)	5.03	(0.13)

Diluted (loss) earnings per share	$(0.14)	$0.65	$4.43	$0.68

Weighted average shares outstanding used in computing diluted (loss) earnings per share	11,301	11,121	11,298	11,107

(1)	Basic and fully diluted (loss) earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2013	December 31, 2012*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$188,688	$223,043
Restricted cash	122	50
Short-term investments	129,087	36
Accounts receivable, net	73,397	89,038
Prepaid expenses and other current assets	11,836	12,689
Deferred tax assets, net	19,113	26,616
Assets held-for-sale	—	10,571

Total current assets	422,243	362,043

Property and equipment, net	93,153	96,751
Capitalized software development costs, net	9,389	10,360
Deposits and other assets	7,136	5,120
Deferred tax assets, net	4,196	3,664

Total Assets	$536,117	$477,938

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$42,386	$40,905
Accrued compensation and employee benefits	58,310	71,789
Deferred revenue and advance payments	108,155	101,249
Deferred tax liabilities	376	523
Liabilities held-for-sale	—	4,689

Total current liabilities	209,227	219,155

Deferred revenue and advance payments	9,454	8,823
Other long-term liabilities	42,022	43,418
Deferred tax liabilities	1,958	6,231

Total Liabilities	262,661	277,627

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,478 shares issued and 9,073 shares outstanding, and 15,462 shares issued and 9,057 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 shares issued and outstanding, and 2,227 shares issued and outstanding, respectively	2	2
Additional paid-in capital	492,009	468,087
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(2,330)	(1,515)
Retained earnings	258,944	208,906

Total Stockholders’ Equity	273,456	200,311

Total Liabilities and Stockholders’ Equity	$536,117	$477,938

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2013	2012
	(unaudited)	(unaudited)
Operating activities:
Net income	$50,038	$7,543
Plus: (Income) loss from discontinued operations, net of tax	(56,782)	1,446

(Loss) income from continuing operations	(6,744)	8,989
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	13,111	10,809
Bad debt expense	3,409	3,040
Deferred taxes	(6,141)	6,356
Excess tax benefits from share-based compensation arrangements	(23,580)	—
Other, net	(9)	—
Changes in operating assets and liabilities:
Accounts receivable	10,692	12,131
Prepaid expenses and other current assets	1,714	(4,043)
Deposits and other assets	134	214
Accounts payable and accrued expenses	(2,122)	(5,701)
Accrued compensation and employee benefits	(12,515)	(11,721)
Deferred revenue and advance payments	9,701	3,172
Other long-term liabilities	(3,600)	(811)

Net cash (used in) provided by operating activities from continuing operations	(15,950)	22,435
Net cash used in operating activities from discontinued operations	(664)	(2,586)

Net cash (used in) provided by operating activities	(16,614)	19,849

Investing activities:
Purchases of property and equipment	(8,921)	(23,266)
Purchases of short-term investments	(129,043)	—
Capitalized software development costs	(1,736)	(5,050)
Insurance proceeds	—	3,206
(Increase) decrease in restricted cash and investments	(84)	42

Net cash used in investing activities from continuing operations	(139,784)	(25,068)
Net cash provided by (used in) investing activities from discontinued operations	99,136	(676)

Net cash used in investing activities	(40,648)	(25,744)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	341	2,947
Excess tax benefits from share-based compensation arrangements	23,580	—
Payments on capital lease obligations and other financing arrangements	(324)	—

Net cash provided by financing activities from continuing operations	23,597	2,947
Net cash provided by financing activities from discontinued operations	—	—

Net cash provided by financing activities	23,597	2,947

Effect of foreign exchange rate changes on cash and cash equivalents	(2,040)	(1,146)

Net decrease in cash and cash equivalents	(35,705)	(4,094)
Cash and cash equivalents (including held-for-sale of $1,350 and $5,300, respectively), beginning of period	224,393	199,634

Cash and cash equivalents (including held-for-sale of $0 and $2,150, respectively), end of period	$188,688	$195,540